Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-275869, 333-280724, 333-261768, and 333-288392) pertaining to the 2021 Omnibus Incentive Plan of Bakkt Holdings, Inc.
(2)Registration Statement (Form S-8 No. 333-286645) pertaining to the registration of an aggregate of 1,619,143 shares of Class A Common Stock to be granted in relation to the Inducement Grant of Bakkt Holdings, Inc.
(3)Registration Statement (Form S-8 No. 333-291416) pertaining to the registration of 2,000,000 shares of Class A Common Stock to be issued under the Bakkt Holdings, Inc. Option Award Agreement
(4)Registration Statement (Form S-3 No. 333-271438), for the registration of the 46,402,403 shares of Class A common stock
(5)Registration Statement (Form S-3 No. 333-271362), for the registration of 7,140,808 shares of Class A common stock
(6)Registration Statement (Form S-3 No. 333-261034), for the registration of 180,511,924 shares of Class A common stock
(7)Registration Statement (Form S-3 No. 333-288361), for the registration of Class A Common Stock, Preferred Stock, Debt Securities, Warrants and Units with an aggregate offering price not to exceed $1,000,000,000 of our report dated March 25, 2024, except for the effects of Staff Accounting Bulletin 122 Accounting for Obligations to Safeguard Crypto-Assets an Entity Holds for its Platform Users, Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, and the Reverse Stock Split completed by the Company on April 29, 2024, all as disclosed in Note 2 as to which the date is March 19, 2025, and except for the effects of Discontinued Operations as disclosed in Note 2 as to which the date is December 10, 2025, with respect to the consolidated financial statements of Bakkt Holdings, Inc. for the year ended December 31, 2023, included in this Annual Report (Form 10-K) of Bakkt Holdings, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 19, 2026